                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            HEWLETT-PACKARD COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

CARLETON S. FIORINA                                   HEWLETT-PACKARD COMPANY
Chairman and                    [HP LOGO]             3000 Hanover Street
Chief Executive Officer                               Palo Alto, CA 94304
                                                      www.hp.com

To our Shareowners:

I am pleased to invite you to attend the annual meeting of shareowners of Hewlett-Packard Company to be held on Tuesday, February 27, 2001 at 2:00 p.m. at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

If you are unable to attend the meeting in person, you may listen to audio highlights, which will be posted soon after the meeting on our investor relations Web site located at http://www.hp.com/hpinfo/investor/ main.htm.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

/s/ Carleton S. Fiorina

                       2001 ANNUAL MEETING OF SHAREOWNERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................      1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
  ANNUAL MEETING............................................      2
  WHY AM I RECEIVING THESE MATERIALS?.......................      2
  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?.........      2
  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?...........      2
  WHAT IS HP'S VOTING RECOMMENDATION?.......................      2
  WHAT SHARES CAN I VOTE?...................................      2
  WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A
    SHAREOWNER OF RECORD AND AS A BENEFICIAL OWNER?.........      2
  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?........      3
  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?...      3
  CAN I CHANGE MY VOTE?.....................................      3
  HOW ARE VOTES COUNTED?....................................      3
  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE
    PROPOSALS?..............................................      4
  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR
    VOTING INSTRUCTION CARD?................................      4
  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?.....      4
  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?.......      4
  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE
    MEETING?................................................      4
  WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?..........      4
  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?...........      4
  IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF
    DIRECTORS?..............................................      5
  WHO WILL COUNT THE VOTES?.................................      5
  IS MY VOTE CONFIDENTIAL?..................................      5
  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE
    MEETING?................................................      5
  MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S
    ANNUAL MEETING OF SHAREOWNERS OR NOMINATE INDIVIDUALS TO
    SERVE AS DIRECTORS?.....................................      5

BOARD STRUCTURE AND COMPENSATION............................      7

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP
  GUIDELINES................................................      9

PROPOSALS TO BE VOTED ON....................................     10
    PROPOSAL NO. 1  Election of Directors...................     10
    PROPOSAL NO. 2  Amendment of the Company's Certificate
     of Incorporation to Increase the Number of Authorized
     Shares.................................................     12
    PROPOSAL NO. 3  Amendment of the Company's Certificate
     of Incorporation to Decrease the Number of Directors...     14
    PROPOSAL NO. 4  Shareowner Proposal.....................     15

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     18
    Beneficial Ownership Table..............................     18
    Section 16(a) Beneficial Ownership Reporting
     Compliance.............................................     22

EXECUTIVE COMPENSATION......................................     23
    Summary Compensation Table..............................     23
    Option Grants in Last Fiscal Year.......................     28
    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values..........................     30
    Employment Contracts, Termination of Employment and
     Change-in-Control Arrangements.........................     31
    Pension Plans...........................................     33

    Report of the Compensation Committee of the Board of
     Directors on Executive Compensation....................     35
    Stock Performance Graphs................................     39

INDEPENDENT PUBLIC ACCOUNTANTS..............................     40

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....     41

APPENDIX A:  HEWLETT-PACKARD COMPANY BOARD OF DIRECTORS
  AUDIT COMMITTEE CHARTER...................................    A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            HEWLETT-PACKARD COMPANY

                              3000 HANOVER STREET
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 857-1501

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TIME                                2:00 p.m. on Tuesday, February 27, 2001

PLACE                               Flint Center for the Performing Arts
                                    21250 Stevens Creek Boulevard
                                    Cupertino, California

ITEMS OF BUSINESS                   (1)  To elect directors

                                    (2)  To amend the Certificate of Incorporation to
                                         increase the number of authorized shares

                                    (3)  To amend the Certificate of Incorporation to
                                         decrease the number of directors

                                    (4)  To consider a shareowner proposal entitled "US
                                         Business Principles for Human Rights of Workers in
                                         China"

                                    (5)  To consider such other business as may properly
                                         come before the meeting

RECORD DATE                         You are entitled to vote if you were a shareowner at
                                    the close of business on Friday, December 29, 2000.

MEETING ADMISSION                   TWO CUT-OUT ADMISSION TICKETS ARE INCLUDED ON THE BACK
                                    COVER OF THIS PROXY STATEMENT. Please contact the HP
                                    Corporate Secretary at our headquarters if you need
                                    additional tickets. The meeting will begin promptly at
                                    2 o'clock.

VOTING BY PROXY                     Please submit a proxy as soon as possible so that your
                                    shares can be voted at the meeting in accordance with
                                    your instructions. You may submit your proxy (1) over
                                    the Internet, (2) by telephone, or (3) by mail. For
                                    specific instructions, please refer to the QUESTIONS
                                    AND ANSWERS beginning on page 2 of this proxy statement
                                    and the instructions on the proxy card.


                                               By Order of the Board of Directors,

                                               /s/ Ann O. Baskins

                                               ANN O. BASKINS
                                               Vice President, General Counsel and Secretary

THIS NOTICE OF MEETING AND PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING
                   DISTRIBUTED ON OR ABOUT JANUARY 25, 2001.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation (sometimes referred to as the "Company" or "HP"), is providing these proxy materials for you in connection with HP's annual meeting of shareowners, which will take place on February 27, 2001. As a shareowner, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2000 Annual Report and our 2000 Form 10-K, including our full 2000 consolidated financial statements, are also enclosed.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:  There are four proposals scheduled to be voted on at the meeting:

    - The election of directors,

    - The amendment of our Certificate of Incorporation to increase the number of authorized shares,

    - The amendment of our Certificate of Incorporation to decrease the number of directors, and

    - Consideration of a shareowner proposal entitled "US Business Principles for Human Rights of Workers in China."

Q:  WHAT IS HP'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the amendments to our Certificate of Incorporation to increase the number of authorized shares and decrease the number of directors, respectively, and "AGAINST" the shareowner proposal.

Q:  WHAT SHARES CAN I VOTE?

A: All shares owned by you as of the close of business on December 29, 2000, the RECORD DATE, may be voted by you. These shares include (1) shares held directly in your name as the SHAREOWNER OF RECORD, including shares purchased through HP's Dividend Reinvestment Plan and HP's Employee Stock Purchase Plan, and (2) shares held for you as the BENEFICIAL OWNER through a stockbroker or bank or shares purchased through HP's 401(k) plan, the TAX SAVING CAPITAL ACCUMULATION PLAN ("TAXCAP").

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREOWNER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most HP shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    SHAREOWNER OF RECORD

    If your shares are registered directly in your name with HP's transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the SHAREOWNER OF RECORD, and these proxy materials are being sent directly to you by HP. As the SHAREOWNER OF RECORD, you have the right to grant your voting proxy directly to HP or to vote in person at the meeting. HP has enclosed or sent a proxy card for you to use.

    BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the SHAREOWNER OF RECORD. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the SHAREOWNER OF RECORD, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the SHAREOWNER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

    EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

    BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

    BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:  HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board, "FOR" the amendments to the Certificate of Incorporation and "AGAINST" the shareowner proposal and in the discretion of the proxy holders on any other matters that properly come before the meeting), except that any shares you hold in TAXCAP will be voted in proportion to the way the other TAXCAP participants vote their shares.

Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the nine persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a BENEFICIAL OWNER and do not provide the SHAREOWNER OF RECORD with voting instructions, your shares may constitute BROKER NON-VOTES, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" below. In tabulating the voting result for any particular proposal, shares that constitute BROKER NON-VOTES are not considered entitled to vote on that proposal.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the HP Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a shareowner of record as of the close of business on December 29, 2000 and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of December 29, 2000.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2001.

Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Carleton S. Fiorina, HP's Chairman, President and Chief Executive Officer, and Ann O. Baskins, HP's Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:  WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on December 29, 2000, the RECORD DATE, is entitled to vote on all items being voted upon at the annual meeting. On the RECORD DATE, we had approximately 1,932,546,000 shares of common stock issued and outstanding.

Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:  IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A: In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by you. Thus, if you own 1 share of stock, you could allocate 9 "FOR" votes (9x1) to as few or as many persons you choose. Cumulative voting only applies to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the RECORD DATE is entitled to one vote. If you choose to cumulate your votes for the election of directors, you will need to make an explicit statement of your intent to do so, either by so indicating in writing on the proxy card or by stating so when voting at the annual meeting.

Q:  WHO WILL COUNT THE VOTES?

A: A representative of Computershare Investor Services, HP's transfer agent, will tabulate the votes and act as the inspector of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties except
    (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareowners provide written comments on their proxy card, which are then forwarded to HP management.

Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Corporate Investor Communications, Inc. ("CIC") to assist us in the distribution of proxy materials and the solicitation of votes. We will pay CIC a fee of $16,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREOWNERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareowner meetings, including director nominations.

    SHAREOWNER PROPOSALS: In order for a shareowner proposal to be considered for inclusion in HP's proxy statement for next year's annual meeting, the written proposal must be received by HP no later than September 27, 2001. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareowner proposals in Company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, written notice must be received by HP no later than September 27, 2001 and shall contain such information as required under our Bylaws.

    NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by our Board's Nominating and Governance Committee. Any such recommendations should be directed to the HP Corporate Secretary at our headquarters. In addition, our Bylaws permit shareowners to nominate directors at a shareowner meeting. In order to make a director nomination at a shareowner meeting, it is necessary that you notify HP not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since January 25, 2001 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by HP no later than September 27, 2001. In addition, the notice must meet all other requirements contained in our Bylaws.

    COPY OF BYLAW PROVISIONS: You may contact the HP Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

                        BOARD STRUCTURE AND COMPENSATION

    Our Board has 10 directors and the following five committees: (1) Audit,
(2) Compensation, (3) Executive, (4) Finance and Investment, and (5) Nominating and Governance. The membership and the function of each committee are described below. During fiscal year 2000, the Board held 14 meetings and each director other than Susan P. Orr attended at least 75% of all Board and applicable committee meetings.

                                                                                      FINANCE AND   NOMINATING AND
NAME OF DIRECTOR                                AUDIT     COMPENSATION    EXECUTIVE   INVESTMENT      GOVERNANCE
---------------------------------------------  --------   -------------   ---------   -----------   ---------------
NON-EMPLOYEE DIRECTORS:(1)
Philip M. Condit(2)                                             X*                                         X
Patricia C. Dunn(3)                               X                                        X*
Sam Ginn(4)                                                     X                                          X*
Richard A. Hackborn(3)(6)                         X                                        X
Walter B. Hewlett                                               X                                          X
Dr. George A. Keyworth II                         X*                                       X
Robert E. Knowling, Jr.(5)                        X                                        X
Susan Packard Orr(2)                                            X                                          X
EMPLOYEE DIRECTORS
Carleton S. Fiorina(6)                                                        X*                           X
Robert P. Wayman                                                              X            X
Number of Meetings in Fiscal Year 2000            5             4             0(7)         6               6

X = Committee member; * = Chair

(1) Lewis E. Platt resigned from the Board effective December 1999. Mr. Platt previously served as Chairman of the Board and served on the Nominating and Governance Committee. John B. Fery and Jean-Paul G. Gimon did not stand for re-election to the Board of Directors at the 2000 Annual Meeting. Mr. Fery previously served on the Compensation Committee and Nominating and Governance Committee, and Mr. Gimon previously served on the Finance and Investment Committee.

(2) Effective September 2000, Philip M. Condit became Chair of the Compensation Committee, replacing Susan P. Orr.

(3) Effective January 2000, Patricia C. Dunn became Chair of the Finance and Investment Committee, replacing Richard A. Hackborn.

(4) In November 1999, Sam Ginn became Chair of the Nominating and Governance Committee, replacing Mr. Fery.

(5) In July 2000, Robert E. Knowling, Jr. was elected a director of HP.

(6) Carleton S. Fiorina was elected Chairman of the Board of Directors of HP in September 2000, replacing Richard A. Hackborn. Mr. Hackborn became Chairman of the Board in January 2000, replacing Mr. Platt.

(7) Numerous actions were taken by the Executive Committee by written consent. The Executive Committee met informally and had other discussions relating to these actions and other matters during the fiscal year.

THE AUDIT COMMITTEE

The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and selects our independent accountants. In discharging its duties, the committee:

    - reviews and approves the scope of the annual audit and the independent accountants' fees;

    - meets independently with our internal auditing staff, our independent accountants and our senior management; and

    - reviews the general scope of our accounting, financial reporting, annual audit and internal audit program and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter.

    The Audit Committee operates under a written charter adopted by the Board of Directors of HP, a copy of which is attached as Appendix A to this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee determines, and approves and reports to the Board on, all elements of compensation for our elected officers including bonuses, as described below in pages 35 through 38 of this proxy statement.

EXECUTIVE COMMITTEE

The Executive Committee meets or takes written action when the Board is not otherwise meeting and has the same level of authority as the Board, except that it cannot amend HP's Bylaws, recommend any action that requires the approval of the shareowners or take any other action not permitted to be delegated to a committee under Delaware law.

FINANCE AND INVESTMENT COMMITTEE

The Finance and Investment Committee supervises the investment of all assets held by HP's employee benefit plans and funds and reviews the investment results of HP's international subsidiaries' pension plans. It also establishes and reviews policies regarding the investment of general corporate assets, HP's capital structure and the issuance of debt, as well as the use of derivative investments to manage currency and interest rate exposure. In addition, the committee provides oversight and guidance to the Board regarding significant financial matters, including the payment of dividends.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee proposes a slate of directors for election by our shareowners at each annual meeting and candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans and addressing Board organizational and governance issues.

                       DIRECTOR COMPENSATION ARRANGEMENTS
                         AND STOCK OWNERSHIP GUIDELINES

    The following table provides information on HP's compensation and reimbursement practices during fiscal year 2000 for non-employee directors, as well as the range of compensation paid to non-employee directors who served the entire 2000 fiscal year. Directors who are employed by HP, Ms. Fiorina and Mr. Wayman, do not receive any compensation for their Board activities.

                               DIRECTOR COMPENSATION TABLE
                                 FOR FISCAL YEAR 2000(1)
Annual Director Retainer....................................                      $100,000
Minimum Percentage of Annual Retainer to be Paid in HP
 Stock(2)...................................................                           75%
Additional Retainer for Committee Chair.....................                        $5,000
Reimbursement for Expenses Attendant to Board Membership....                           Yes
Range of Total Compensation Paid to Directors (for the
 year)......................................................          $100,000--$105,000(3)

(1) All directors served the entire 2000 fiscal year, except for Robert E. Knowling, Jr., who joined our Board on July 21, 2000.

(2) Less than 75% may be paid in stock under special circumstances as determined by the Board.

(3) Mr. Knowling served as a director for less than the full fiscal year and received a prorated portion of the annual retainer.

    In addition to the amounts disclosed above, on June 5, 2000 all then-current non-employee directors received a one-time grant of an option to purchase 20,000 shares (40,000 shares as adjusted to reflect the Company's two-for-one stock split effective October 27, 2000) at the fair market value on date of grant, exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year. In connection with his joining the Board, on July 21, 2000, Mr. Knowling received a one-time grant of an option to purchase 20,000 shares (40,000 shares, as adjusted) at the fair market value on the date of grant, subject to the vesting provisions described above. Under the Company's stock ownership guidelines for directors, all directors are required to accumulate over time shares of HP stock equal in value to at least twice the value of the annual director retainer.

    Mr. Lewis E. Platt, who resigned from the Board effective December 31, 1999 and served as President and Chief Executive Officer through July 31, 1999, entered into an individual Transition Agreement with HP on May 20, 1999.
Mr. Platt received a transition payment of 1.5 times his base salary and a variable compensation amount payable under the agreement because he resigned from his position as Chairman on December 31, 1999. Including this amount and certain other amounts payable in connection with his retirement, Mr. Platt received $5,235,700 from HP during fiscal year 2000. As a condition of receiving this transition payment, Mr. Platt agreed that, for 18 months following the termination of his employment with HP, he will not compete with HP, solicit its employees, or violate his confidentiality obligations to HP.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    There are nine nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting, except for Robert E. Knowling Jr., who was elected a director by our Board on July 21, 2000 and will stand for election as a director by our shareowners for the first time at this year's annual meeting. Director Susan P. Orr is not standing for re-election. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors except as described below.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

VOTE REQUIRED

    The nine persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

PHILIP M. CONDIT                 Mr. Condit has been Chairman of The Boeing Company since
Director since 1998              February 1997, its Chief Executive Officer since April 1996
Age 58                           and a member of its board since 1992. He served as President of The Boeing Company from August 1992 until becoming
                                 Chairman.

PATRICIA C. DUNN                 Ms. Dunn has been Global Chief Executive of Barclays Global
Director since 1998              Investors since 1998 and its Co-Chairman since
Age 47                           October 1995. Ms. Dunn oversees the activities and strategy of BGI, the world's largest institutional investment
                                 manager, having joined the firm's predecessor organization,
                                 Wells Fargo Investment Advisors, in 1978.

CARLETON S. FIORINA              Ms. Fiorina became Chairman of the Board in September 2000
Director since 1999              and was named President, Chief Executive Officer and
Age 46                           director of HP in July 1999. From October 1997 until she
                                 joined HP, Ms. Fiorina was Group President of the Global
                                 Services Provider Business of Lucent Technologies, Inc., a
                                 communications systems and technology Company. From
                                 October 1996 to October 1997, she was President of Lucent
                                 Technologies' Consumer Products Business, and from
                                 January to October 1996 she was Executive Vice President,
                                 Corporate Operations. Ms. Fiorina is a member of the Board of Directors of Cisco Systems, Inc., and also serves on the
                                 U.S. China Board of Trade.

SAM GINN                         Mr. Ginn served as Chairman of Vodafone AirTouch Plc from
Director since 1996              1999, following the merger of Vodafone and AirTouch, until
Age 63                           his retirement in May 2000. He was Chairman of the Board and
                                 Chief Executive Officer of AirTouch from December 1993 to
                                 June 1999. Mr. Ginn is also a director of Chevron
                                 Corporation.

RICHARD A. HACKBORN              Mr. Hackborn served as Chairman of the Board from
Director since 1992              January 2000 to September 2000. He was HP's Executive Vice
Age 63                           President, Computer Products Organization from 1990 until
                                 his retirement in 1993 after a 33-year career with our
                                 Company. He is a director of the William and Flora Hewlett
                                 Foundation and the Boise Art Museum.

WALTER B. HEWLETT                Mr. Hewlett has been an independent software developer
Director since 1987              involved with computer applications in the humanities for
Age 56                           more that five years. In 1997, Mr. Hewlett was elected to
                                 the Board of Overseers of Harvard University. In 1994,
                                 Mr. Hewlett participated in the formation of Vermont
                                 Telephone Company of Springfield, Vermont and currently
                                 serves as its Chairman. Mr. Hewlett founded the Center for
                                 Computer Assisted Research in the Humanities in 1984, for
                                 which he serves as a director. Mr. Hewlett has been a
                                 trustee of The William and Flora Hewlett Foundation since
                                 its founding in 1966 and currently serves as its Chairman.
                                 Mr. Hewlett has served as a director of Agilent
                                 Technologies, Inc. since 1999. He is the son of the late HP co-founder Mr. William R. Hewlett.

GEORGE A. KEYWORTH II            Dr. Keyworth has been Chairman and Senior Fellow with The
Director since 1986              Progress & Freedom Foundation, a public policy research
Age 61                           institute, since 1995. He is a director of General Atomics,
                                 Vapotronics, Inc., and Bravo Labs. Dr. Keyworth holds
                                 various honorary degrees and is an honorary professor at
                                 Fudan University in Shanghai, People's Republic of China.

ROBERT E. KNOWLING, JR.          Mr. Knowling was President and Chief Executive Officer of
Director Since 2000              Covad Communications Company, a national broadband service
Age 45                           provider of high- speed Internet and network access using
                                 DSL technology, from July 1998 through November 2000. He
                                 also served as Chairman of Covad from September 1999 to
                                 November 2000. From 1997 though July 1998, Mr. Knowling
                                 served as the Executive Vice President of Operations and
                                 Technologies at US WEST Communications, Inc. From
                                 November 1994 through March 1996, he served as Vice
                                 President of Network Operations for Ameritech Corporation.
                                 Mr. Knowling is a director of Ariba, Inc., Heidrick &
                                 Struggles International, Inc. and the Juvenile Diabetes
                                 Foundation International. He also serves as a member of the advisory board for both Northwestern University's Kellogg
                                 Graduate School of Management and the University of Michigan
                                 Graduate School of Business.

ROBERT P. WAYMAN                 Mr. Wayman has served as an Executive Vice President
Director since 1993              responsible for finance and administration since
Age 55                           December 1992 and Chief Financial Officer since 1984.
                                 Mr. Wayman is a director of CNF Transportation, Inc.,
                                 Sybase Inc., and Portal Software, Inc. He also serves as a member of the Kellogg Advisory Board to Northwestern
                                 University School of Business and is Chairman of the Private
                                 Sector Council.

                                 PROPOSAL NO. 2

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES

    The Company's Certificate of Incorporation currently authorizes the issuance of four billion eight hundred million (4,800,000,000) shares of common stock, with a par value of one cent ($.01) per share, and 300,000,000 shares of preferred stock, with a par value of one cent ($.01) per share. In
November 2000, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of common stock to nine billion six hundred million (9,600,000,000), subject to stockholder approval of the amendment.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

VOTE REQUIRED

    Approval of the proposal requires the affirmative vote of the majority of shares of common stock present or represented by proxy and entitled to vote at the meeting.

PROPOSED AMENDMENT

    As of December 29, 2000, the Company had approximately 1,932,546,000 shares of common stock outstanding and approximately 508,417,000 shares reserved for future issuance under the Company's employee stock plans, of which approximately 171,858,000 shares are covered by outstanding options and approximately 336,559,000 shares are available for grant. In addition, the Company has approximately 13,586,000 shares reserved for issuance in connection with the acquisition of Bluestone Software, Inc. and approximately 21,817,000 shares reserved for issuance upon conversion of the Company's Liquid Yield Option Notes due 2017 and outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of common stock, the Company currently has approximately 2,323,634,000 shares remaining available for other purposes.

    The following is the text of the first paragraph of Article IV of the Certificate of Incorporation of the Company, including the proposed amendment to the second sentence thereof:

    The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.01 per share ("Preferred"), and Common Stock, par value $0.01 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 9,600,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 300,000,000. The Preferred Stock may be issued from time to time in one or more series.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

    The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue common stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies.

    Increasing the number of shares of common stock that the Company is authorized to issue would give the Company additional flexibility with respect to future stock splits and stock dividends. On seven occasions the Company has effected either a stock split or a stock dividend in the form of a stock split. The last such action was a 2-for-1 stock split in the form of a stock dividend payable in October 2000. Also in 2000, the Company agreed to issue approximately 13,586,000 shares of common stock to acquire Bluestone Software, Inc.

The Board of Directors believes that the proposed increase in authorized common stock would facilitate the Company's ability to accomplish stock splits in the form of a stock dividend and other business and financial objectives in the future without the necessity of delaying such activities for further shareowner approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company's securities may then be listed. Other than as permitted or required under the Company's employee benefit plans and under outstanding options, warrants and other securities convertible into common stock, and the acquisition described above, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional common stock for any purposes. Whether or not the Company's shareowners approve this proposal will not impact the Company's existing agreements to issue stock, including pursuant to the acquisition described above. No additional action or authorization by the Company's shareowners would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

    Under the Company's Certificate of Incorporation, the Company's shareowners do not have preemptive rights with respect to common stock. Thus, should the Board of Directors elect to issue additional shares of common stock, existing shareowners would not have any preferential rights to purchase such shares. If the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current shareowners.

    The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareowners to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. In addition to the Company's common stock, the Company's Certificate currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without shareowner approval. No shares of preferred stock of the Company are issued or outstanding. No change to the Company's preferred stock authorization is requested by the Amendment.

    If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's shareowners approve the proposed amendment to the Company's Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

                                 PROPOSAL NO. 3

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                        DECREASE THE NUMBER OF DIRECTORS

    The Company's Certificate of Incorporation currently provides that the number of directors of the corporation shall be not less than eleven nor more that twenty-one. In November 2000, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to decrease the authorized number of directors to be not less than eight nor more than seventeen, subject to stockholder approval of the amendment. In accordance with the proposed amendment, there are nine nominees for election to our Board at this year's annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF DIRECTORS.

VOTE REQUIRED

    Approval of the proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

PROPOSED AMENDMENT

    The following is a text of Section A of Article VI of the Certificate of Incorporation of HP, including the proposed amendment to the second sentence thereof:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors of this Corporation shall be not less than eight nor more than seventeen. The exact number of directors shall be fixed and may be changed from time to time, within the limits specified above, by an amendment to the Bylaws duly adopted by the stockholders or by the Board of Directors.

    Reducing the minimum number of authorized directors would provide HP with greater flexibility to manage the size of its Board and to meet the evolving needs of the Company in the context of ongoing industry and market changes.

    The changes that are proposed to the Certificate of Incorporation conform to the Board size requirements in the Company's Bylaws. Within these limits, the exact number of directors will be as fixed from time to time by the Board of Directors. There may be an indefinite number of directors, or the definite number of directors may be changed by an amendment to the Bylaws approved by either the shareowners or the directors, provided the new number falls within the range set forth in the Articles of Incorporation.

    If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's shareowners approve the proposed amendment to the Company's Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment, in which case the number of directors would remain at current levels.

                                 PROPOSAL NO. 4

                              SHAREOWNER PROPOSAL

    Occasionally, we receive suggestions from our shareowners. Some are received as formal shareowner proposals. All are given attention by HP, and, in the past, management has adopted a number of suggestions made.

    HP has received a shareowner proposal. The author and proponent of the following shareowner resolution is John C. Harrington, P.O. Box 6108, Napa, California 94581-1108 (the "Proponent"). The Proponent has requested the Company to include the following proposal and supporting statement in its Proxy Statement for the 2001 Annual Meeting of Shareowners. Mr. Harrington beneficially owns 100 shares of HP's common stock. The shareowner proposal is quoted verbatim in italics, below.

    Management of HP disagrees strongly with the adoption of the resolution proposed below and asks shareowners to review Management's response, which follows the shareowner proposal.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREOWNER PROPOSAL.

VOTE REQUIRED

    Approval of the shareowner proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

PROPONENTS' PROPOSAL:

          "US BUSINESS PRINCIPLES FOR HUMAN RIGHTS OF WORKERS IN CHINA

    WHEREAS: OUR COMPANY'S BUSINESS PRACTICES IN CHINA RESPECT HUMAN AND LABOR RIGHTS OF WORKERS. THE ELEVEN PRINCIPLES BELOW WERE DESIGNED TO COMMIT A COMPANY TO A WIDELY ACCEPTED AND THOROUGH SET OF HUMAN AND LABOR RIGHTS STANDARDS FOR CHINA. THEY WERE DEFINED BY THE INTERNATIONAL LABOR ORGANIZATION, THE UNITED NATIONS COVENANTS ON ECONOMIC, SOCIAL AND CULTURAL RIGHTS, AND CIVIL, AND POLITICAL RIGHTS. THEY HAVE BEEN SIGNED BY THE CHINESE GOVERNMENT AND CHINA'S NATIONAL LAWS.

    (1) NO GOODS OR PRODUCTS PRODUCED WITHIN OUR COMPANY'S FACILITIES OR THOSE OF SUPPLIERS SHALL BE MANUFACTURED BY BONDED LABOR, FORCED LABOR, WITHIN PRISON CAMPS OR AS PART OF REFORM-THROUGH-LABOR OR REEDUCATION-THROUGH-LABOR PROGRAMS.

    (2) OUR FACILITIES AND SUPPLIERS SHALL ADHERE TO WAGES THAT MEET WORKERS' BASIC NEEDS, FAIR AND DECENT WORKING HOURS, AND AT A MINIMUM, TO THE WAGE AND HOUR GUIDELINES PROVIDED BY CHINA'S NATIONAL LABOR LAWS.

    (3) OUR FACILITIES AND SUPPLIERS SHALL PROHIBIT THE USE OF CORPORAL PUNISHMENT, ANY PHYSICAL, SEXUAL OR VERBAL ABUSE OR HARASSMENT OF WORKERS.

    (4) OUR FACILITIES AND SUPPLIERS SHALL USE PRODUCTION METHODS THAT DO NOT NEGATIVELY AFFECT THE WORKER'S OCCUPATIONAL SAFETY AND HEALTH.

    (5) OUR FACILITIES AND SUPPLIERS SHALL PROHIBIT ANY POLICE OR MILITARY PRESENCE DESIGNED TO PREVENT WORKERS FROM EXERCISING THEIR RIGHTS.

    (6) WE SHALL UNDERTAKE TO PROMOTE THE FOLLOWING FREEDOMS AMONG OUR EMPLOYEES AND THE EMPLOYEES OF OUR SUPPLIERS: FREEDOM OF ASSOCIATION AND ASSEMBLY, INCLUDING THE RIGHTS TO FORM UNIONS AND BARGAIN COLLECTIVELY; FREEDOM OF EXPRESSION, AND FREEDOM FROM ARBITRARY ARREST OR DETENTION.

    (7) COMPANY EMPLOYEES AND THOSE OF OUR SUPPLIERS SHALL NOT FACE DISCRIMINATION IN HIRING, REMUNERATION OR PROMOTION BASED ON AGE, GENDER, MARITAL STATUS, PREGNANCY, ETHNICITY OR REGION OF ORIGIN.

    (8) COMPANY EMPLOYEES AND THOSE OF OUR SUPPLIERS SHALL NOT FACE DISCRIMINATION IN HIRING, REMUNERATION OR PROMOTION BASED ON LABOR, POLITICAL OR RELIGIOUS ACTIVITY, OR ON INVOLVEMENT IN DEMONSTRATIONS, PAST RECORDS OF ARRESTS OR INTERNAL EXILE FOR PEACEFUL PROTEST, OR MEMBERSHIP IN ORGANIZATIONS COMMITTED TO NON-VIOLENT SOCIAL OR POLITICAL CHANGE.

    (9) OUR FACILITIES AND SUPPLIERS SHALL USE ENVIRONMENTALLY RESPONSIBLE METHODS OF PRODUCTION THAT

HAVE MINIMUM ADVERSE IMPACT ON LAND, AIR AND WATER QUALITY.

    (10) OUR FACILITIES AND SUPPLIERS SHALL PROHIBIT CHILD LABOR, AT A MINIMUM COMPLY WITH GUIDELINES ON MINIMUM AGE FOR EMPLOYMENT WITHIN CHINA'S NATIONAL LABOR LAWS.

    (11) WE WILL ISSUE ANNUAL STATEMENTS TO THE HUMAN RIGHTS FOR WORKERS IN CHINA WORKING GROUP DETAILING OUR EFFORTS TO UPHOLD THESE PRINCIPLES AND TO PROMOTE THESE BASIC FREEDOMS.

    RESOLVED: STOCKHOLDERS REQUEST THE BOARD OF DIRECTORS TO MAKE ALL POSSIBLE LAWFUL EFFORTS TO IMPLEMENT AND/OR INCREASE ACTIVITY ON EACH OF THE PRINCIPLES NAMED ABOVE IN THE PEOPLE'S REPUBLIC OF CHINA.

    SUPPORTING STATEMENT: AS U.S. COMPANIES IMPORT MORE GOODS, CONSUMER AND SHAREHOLDER CONCERN IS GROWING ABOUT WORKING CONDITIONS IN CHINA THAT FALL BELOW BASIC STANDARDS OF FAIR AND HUMANE TREATMENT. WE HOPE THAT OUR COMPANY CAN PROVE TO BE A LEADER IN ITS INDUSTRY AND EMBRACE THESE PRINCIPLES."

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

    Since HP's earliest days, HP has demonstrated its commitment to its employees and the environment. Today, as HP's business operations have become more dependent upon relationships with suppliers and other third parties, the situation has become more complex, but HP's commitment to labor and environmental issues remains very much intact. Our labor and environmental policies and practices in China and worldwide show that we take this responsibility seriously and that we support the general intent of the shareowner proposal submitted by John Harrington, known as the China principles. However, after careful review of these principles and HP's policies and practices in China, we believe that the proposal is unnecessary, vague, and costly, as described below.

    - We adhere to hundreds of local, state, federal and international laws and regulations on labor and environmental matters, and our suppliers in China are also subject to local laws on labor and environmental issues. The China principles do not supersede any of these laws or regulations. In addition, HP has numerous policies in place to maintain a work environment free from harassment and discrimination and to insist that employees be treated with dignity, respect and courtesy. HP's operations worldwide are also subject to corporate employee, health and safety standards that in many cases are more stringent than local law.

    - HP produces personal computers and printers and related products at its facilities in China, and does not manufacture goods and products using forced labor, child labor, etc. Because of the high-skilled nature of the work performed, HP's wages significantly exceed the local averages in China. Moreover, HP's suppliers in China generally produce high technology products for HP in sophisticated manufacturing environments, while the labor practices described in the China principles are more likely to be associated with low-skilled production such as the garment industry.

    - Compliance with the China principles would be difficult to measure, time consuming and costly, due to their vague language and unclear standards such as requiring wages that meet workers' "basic needs," using production methods that do not "negatively affect" worker health and have "minimum adverse impact" on land, air and water quality, and "promoting" enumerated freedoms. Moreover, in some cases, the China principles are beyond HP's ability to implement as they relate to functions of various Chinese governments, such as prohibiting police or military presence and promoting freedom from arbitrary arrest or detention. In addition, the great diversity of relationships that HP has with its suppliers in China, when combined with the breadth of the China principles, would require HP to generate a set of very complex and detailed reports.

    - HP cannot grant undue influence to individuals or groups that have no major stake in HP's business and/or no governmental legitimacy. The areas being addressed by this proposal are very sensitive and involve complex issues which are best left to HP's management. Submitting statements to the Human Rights for Workers in China Working Group or any other third party non-governmental organization would impair the ability of HP's management to manage operations in China and to control the scope and timing of disclosures of sensitive business information.

    Promotion of fair labor and environmental practices is a key component of HP's citizenship objectives, and we continue to build a strong record on these issues. Adoption of the China principles would not improve our ability to address our responsibilities relating to our employees and operations in China, and forced disclosure of HP's policies and standards to a third party may actually harm HP's ability to address these issues constructively.

    Because the new data-gathering and reporting requirements would be very costly in terms of both time and money, and for the other reasons described above, we recommend a vote AGAINST this proposal.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of December 29, 2000, concerning:

    - each beneficial owner of more than 5% of HP's common stock: The David and Lucile Packard Foundation, Ms. Susan P. Orr, the late Mr. William R. Hewlett (who passed away on January 12, 2001), Mr. Walter B. Hewlett, and Mr. Edwin E. van Bronkhorst;

    - beneficial ownership by all other current HP directors and the named executive officers set forth in the Summary Compensation Table on page 23; and

    - beneficial ownership by all current HP directors and HP executive officers as a group.

    Unless otherwise indicated, the address of each beneficial owner of more than 5% of HP's common stock is care of HP at HP's address.

    The table begins with certain ownership information of the families of HP's founders and their related entities: (1) the foundation of the late Mr. David Packard, a related charitable institution and other related persons, and
(2) the late Mr. William R. Hewlett, a family foundation and other related persons.

    The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 27, 2001 (60 days after the record date of December 29, 2000) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

    Unless otherwise indicated, option and restricted stock amounts outstanding on May 2, 2000 (the record date with respect to the distribution of Agilent shares) have been adjusted in order to restore their intrinsic value for the impact of HP's common stock market value from the Agilent Technologies, Inc. spin-off. Holders of options that were exercised and shares of restricted stock that were released prior to May 2, 2000 received shares of Agilent Technologies in connection with the spin-off. All share, option and restricted stock amounts have also been adjusted to reflect the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

                           BENEFICIAL OWNERSHIP TABLE

                                                            AMOUNT AND NATURE OF      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)(2)     CLASS
------------------------------------------------------  ----------------------------  ----------
THE DAVID AND LUCILE PACKARD FOUNDATION (THE "PACKARD
  FOUNDATION")(3)
  300 Second Street, Suite 200
  Los Altos, CA 94022.................................  201,279,656                      10.4%

THE PACKARD HUMANITIES INSTITUTE ("PHI")(4)
  300 Second Street, Suite 201
  Los Altos, CA 94022.................................   25,760,000                       1.3%

SUSAN P. ORR(5).......................................          948   Direct
                                                          4,836,736   Indirect(6)       (1)
                                                         ----------
                                                          4,837,684

                                                            AMOUNT AND NATURE OF      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)(2)     CLASS
------------------------------------------------------  ----------------------------  ----------
THE WILLIAM R. HEWLETT REVOCABLE TRUST DATED
  FEBRUARY 3, 1995 (THE "HEWLETT TRUST")(7)
  1501 Page Mill Road
  Palo Alto, CA 94304.................................  106,724,882                       5.5%

THE LATE MR. WILLIAM R. HEWLETT, CO-FOUNDER,
  DIRECTOR EMERITUS
  1501 Page Mill Rd.
  Palo Alto, CA 94304.................................    3,453,184   Direct(8)
                                                          2,173,294   Indirect(8)(9)    (1)
                                                         ----------
                                                          5,626,478

THE WILLIAM AND FLORA HEWLETT FOUNDATION (THE "HEWLETT
  FOUNDATION")(10)
  525 Middlefield Road, Suite 200
  Menlo Park, CA 94025................................   14,193,106                      *

WALTER B. HEWLETT(11).................................      401,896   Direct
                                                             20,198   Vested Options
                                                             20,980   Indirect(8)(12)   (1)
                                                         ----------
                                                            443,074

EDWIN E. VAN BRONKHORST(13)
  1501 Page Mill Road
  Palo Alto, CA 94304.................................          176   Direct
                                                          2,000,400   Indirect(8)(14)   (1)
                                                         ----------
                                                          2,000,576

ALL OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS NOT
  LISTED ABOVE:

PHILIP M. CONDIT......................................        6,520   Direct             *

PATRICIA C. DUNN......................................       17,721   Direct             *

CARLETON S. FIORINA...................................      495,446   Direct
                                                            383,952   Vested Options     *
                                                         ----------
                                                            879,398

SAM GINN..............................................        8,664   Direct
                                                              6,232   Vested Options     *
                                                         ----------
                                                             14,896

RICHARD A. HACKBORN...................................       15,374   Direct(10)         *

GEORGE A. KEYWORTH II.................................        8,080   Direct
                                                             10,098   Vested Options     *
                                                         ----------
                                                             18,178

ROBERT E. KNOWLING, JR................................        4,000                      *

                                                            AMOUNT AND NATURE OF      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)(2)     CLASS
------------------------------------------------------  ----------------------------  ----------
ANN M. LIVERMORE......................................      212,796   Direct
                                                            288,345   Vested Options     *
                                                         ----------
                                                            501,141

ANTONIO M. PEREZ......................................      121,525   Direct
                                                            161,261   Vested Options     *
                                                         ----------
                                                            282,786

CAROLYN M. TICKNOR....................................      146,585   Direct
                                                            310,357   Vested Options
                                                              1,400   Indirect(15)       *
                                                         ----------
                                                            458,342

ROBERT P. WAYMAN......................................      325,966   Direct
                                                            803,082   Vested Options
                                                                120   Indirect(16)       *
                                                         ----------
                                                          1,129,168

DUANE E. ZITZNER......................................      151,587   Direct
                                                            327,315   Vested Options     *
                                                         ----------
                                                            478,902
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP (19 PERSONS)..................................  363,199,230   (17)(18)           18.8%

------------------------

  * Represents holdings of less than one percent.

  (1) None of HP's named executive officers, directors or persons listed in the table beneficially owns more than 1% of HP's outstanding shares, except for the following persons who beneficially own the following percentages of HP's outstanding shares: Ms. Susan P. Orr, 10.7%, the late
      Mr. William R. Hewlett, 6.5%; Mr. Walter B. Hewlett, 7.9%; and Mr. Edwin
      E. van Bronkhorst, 7.2%. These percentages represent, in part, shared voting and investment power and in some cases may cover the same shares. Accordingly, the ownership percentages for each of the above individuals should not be combined to determine the total voting power and investment power of the Hewlett and Packard families. For these named individuals, the number of shares indicated under the "Amount and Nature of Beneficial Ownership" column in the table reflects all shares held directly or indirectly by them except for any beneficial ownership interest, as described elsewhere in the table, that they may have in the Packard Foundation, PHI, the Hewlett Trust, the Hewlett Foundation or as described in footnote 8 of the table.

  (2) "Vested Options" are options that may be exercised as of February 27, 2001.

  (3) The directors of the Packard Foundation include Ms. Susan P. Orr (who is also a director of HP). Ms. Susan P. Orr is also Chairman of the Packard Foundation and as such shares voting and investment power over the Packard Foundation shares. Accordingly, she is considered a beneficial owner of the Packard Foundation shares. However, Ms. Orr disclaims any beneficial interest in the Packard Foundation shares because she has no economic interest in any of these shares.

  (4) The directors of PHI include Ms. Susan P. Orr, Mr. Walter B. Hewlett (who is also a director of HP) and Mr. Edwin E. van Bronkhorst. Mr. Hewlett and Mr. van Bronkhorst share (with other persons) voting and investment power over the PHI shares and accordingly are considered beneficial owners of these shares. However, Mr. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in the PHI shares because they have no economic interest in any of these shares.

  (5) Director of HP, the Packard Foundation and PHI. Ms. Orr will not stand for re-election as a director of HP at the 2001 Annual Meeting.

  (6) Includes 35,792 shares held by Ms. Orr's son, 28,432 shares held by Ms. Orr as custodian for her daughter, 44,000 shares held by her husband, 3,629,496 shares held in the Susan P. Orr Trust, 64,648 shares held in a family trust and 1,034,368 shares held in trusts for her children, of which trusts she is a trustee. Ms. Orr disclaims any beneficial interest in all of these shares other than those held in the Susan P. Orr Trust.

  (7) The co-trustees of the Hewlett Trust are Mr. Walter B. Hewlett and
      Mr. Edwin E. van Bronkhorst. As co-trustees of the Hewlett Trust,
      Mr. Walter B. Hewlett and Mr. van Bronkhorst share voting and investment power over the Hewlett Trust shares. Accordingly, each of them is considered a beneficial owner of these shares. However, Mr. Walter B. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in the Hewlett Trust shares because they have no economic interest in any of these shares. The late Mr. William R. Hewlett was also a co-trustee of the Hewlett Trust.

  (8) As of December 29, 2000, Mr. Walter B. Hewlett and Mr. Edwin E. van Bronkhorst shared voting and investment power over the 3,453,184 shares that were owned directly by the late Mr. William R. Hewlett and shared voting power over 2,166,000 shares held in a trust for William R. Hewlett's grandchildren (as to which Mr. van Bronkhorst is also a trustee). Mr. Walter B. Hewlett and Mr. van Bronkhorst disclaim any beneficial interest in all of those shares because they have no economic interest in any of these shares.

  (9) Includes 7,294 shares held by the late Mr. William R. Hewlett's spouse and 2,166,000 shares held in a trust for Mr. Hewlett's grandchildren as to which Mr. Hewlett shared voting power.

 (10) The directors of the Hewlett Foundation include Mr. Walter B. Hewlett (who also serves as its Chairman); and Mr. Richard A. Hackborn (who is also a director of HP). Mr. Walter B. Hewlett shares (with other persons) voting and investment power over the Hewlett Foundation shares and accordingly is considered the beneficial owner of these shares. However, Mr. Walter B. Hewlett disclaims any beneficial interest in the Hewlett Foundation shares because he has no economic interest in any of these shares. The late
      Mr. William R. Hewlett was also a director of the Hewlett Foundation.

 (11) Son of the late Mr. William R. Hewlett and director of HP, PHI and the Hewlett Foundation.

 (12) Includes 17,240 shares held by Mr. Walter B. Hewlett as custodian for his children, 2,560 shares held by his wife, and 1,180 shares held by his daughters. Mr. Hewlett disclaims any beneficial interest in all of these shares.

 (13) Director of PHI and trustee of certain Hewlett family trusts.

 (14) Includes 1,602,000 shares held in a trust for Ms. Mary H. Jaffe and 398,400 shares held in a trust for Ms. Eleanor H. Gimon, of which trusts Mr. van Bronkhorst is a co-trustee. Mr. van Bronkhorst disclaims any beneficial interest in all of the shares held by those trusts because he has no economic interest in any of those shares.

 (15) Includes 1,400 shares held by Ms. Ticknor as custodian for her son.

 (16) Includes 120 shares held by Mr. Wayman as custodian for his son.

 (17) Includes an aggregate of 2,619,447 shares that the current directors and executive officers have the right to acquire as of February 27, 2001 through the exercise of options.

 (18) Includes an aggregate of 358,436,064 shares held by current directors and executive officers in fiduciary or beneficial capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal year 2000, its directors, executive officers and 10% shareowners complied with all
Section 16(a) filing requirements with the following exceptions: two late reports for Carleton Fiorina relating to restricted stock units; a late report for Pradeep Jotwani regarding a surrendered share certificate; a late report for Bill Russell regarding a grant of restricted stock; a late report for Carolyn Ticknor regarding a sale of shares held by her son; a late report for Duane Zitzner regarding a sale of shares; and a late report filed in connection with restricted stock grants to each of Philip Condit, Patricia Dunn, Richard Hackborn, Walter Hewlett and Susan Orr. In making this statement, HP has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, executive officers and 10% shareowners.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by HP's Chief Executive Officer during fiscal year 2000 and HP's four other most highly paid executive officers and a retired executive officer ("named executive officers") during fiscal year 2000 as well as their compensation for each of the fiscal years ending October 31, 1999 and October 31, 1998.

    Unless otherwise indicated, option, restricted stock and restricted stock unit amounts outstanding on May 2, 2000 (the record date with respect to the distribution of Agilent shares) have been adjusted in order to restore their intrinsic value for the impact of HP's common stock market value from the Agilent Technologies, Inc. spin-off. Holders of options that were exercised and shares of restricted stock that were released prior to May 2, 2000 received shares of Agilent Technologies in connection with the spin-off. Although adjustments were made to the number of shares of restricted stock and restricted stock units as described above, the dollar values of restricted stock and restricted stock unit awards represent the dollar value on the date originally granted in order to reflect the intrinsic value of the compensation received at the time of grant. All option, restricted stock and restricted stock unit amounts have also been adjusted to reflect the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                               -----------------------------------------------
                                               ANNUAL COMPENSATION                            AWARDS                  PAYOUTS
                                     ---------------------------------------   ------------------------------------   --------
          (A)               (B)         (C)          (D)            (E)                  (F)                (G)         (H)
                                                                                                         SECURITIES
                                                               OTHER ANNUAL                              UNDERLYING     LTIP
NAME AND PRINCIPAL                                  BONUS      COMPENSATION          RESTRICTED           OPTIONS/    PAYOUTS
POSITION                    YEAR     SALARY ($)     ($)(4)        ($)(5)        STOCK AWARD(S) ($)(6)     SARS(#)      ($)(7)
------------------        --------   ----------   ----------   -------------   -----------------------   ----------   --------
Carleton S. Fiorina ....    2000     $1,000,000   $1,766,250     $205,113                      0         1,280,042         N/A
  Chairman, President       1999        287,933      366,438       *                 $65,557,400         1,535,810         N/A
  and Chief Executive
  Officer(1)

Robert P. Wayman .......    2000        845,250      402,633       *                      41,048           358,576    $450,057
  Executive Vice            1999        930,000      471,590       *                   4,208,840           294,362           0
  President, Chief          1998        997,625      147,804       *                   1,289,516           179,176    -674,550
  Financial Officer and
  Director

Carolyn M.                  2000        613,334      273,900       *                      28,706           887,918         N/A
  Ticknor(2) ...........    1999        603,125      310,773       *                   1,897,088           281,564         N/A
  President--Imaging        1998        629,250       34,612       *                   1,185,025            38,394         N/A
  and Printing Systems

Duane E. Zitzner .......    2000        575,000      273,900       *                      26,522         1,015,902         N/A
  President--               1999        449,500      364,991       *                   1,428,002           255,968         N/A
  Computing Systems         1998        502,125       27,590       *                   1,270,548            31,996         N/A

Ann M. Livermore .......    2000        527,084      273,900       *                      24,540           785,532         N/A
  President--Business       1999        499,313      187,721       *                   4,713,851           255,968         N/A
  Customer                  1998        500,875       27,482       *                   1,894,901            38,394         N/A
  Organization

Antonio M. Perez(3) ....    2000        587,500      273,900       *                      25,702           375,982         N/A
  Former President--        1999        530,875      431,066       *                   1,301,374           217,572         N/A
  Consumer Business         1998        600,875       33,055       *                     954,370            30,716         N/A
  Organization


          (A)                  (I)

                            ALL OTHER
NAME AND PRINCIPAL        COMPENSATION
POSITION                    ($)(8)(9)
------------------        -------------
Carleton S. Fiorina ....   $  755,266
  Chairman, President       3,551,678
  and Chief Executive
  Officer(1)
Robert P. Wayman .......        6,885
  Executive Vice              264,384
  President, Chief              6,491
  Financial Officer and
  Director
Carolyn M.                      6,749
  Ticknor(2) ...........        9,303
  President--Imaging            6,283
  and Printing Systems
Duane E. Zitzner .......        6,885
  President--                   6,485
  Computing Systems             6,387
Ann M. Livermore .......        6,085
  President--Business           5,799
  Customer                      5,805
  Organization
Antonio M. Perez(3) ....      117,510
  Former President--            6,485
  Consumer Business             6,491
  Organization

------------------------------

* Does not exceed reporting thresholds for perquisites and other personal benefits.

(1) Ms. Fiorina was elected President and Chief Executive Officer effective July 17, 1999 and Chairman of the Board effective September 22, 2000.

(2) Ms. Ticknor will retire from her position as President of Imaging and Printing Systems effective February 1, 2001.

(3) Mr. Perez retired from his position as President of the Consumer Business Organization effective March 9, 2000. Amounts disclosed for fiscal year 2000 include payments made after his retirement date, such as for accumulated flexible time off.

(4) The amounts shown in this column reflect payments under HP's Pay-for-Results Plan, as amended and restated as of November 1, 1999 (the "Pay-for-Results Plan," which term includes its predecessors, as applicable) and HP's cash profit-sharing plan. All HP officers subject to Section 16 of the Securities Exchange Act of 1934 and selected other employees were eligible to participate in the Pay-for-Results Plan. During the fiscal years shown, all of the named executive officers participated in the Pay-for-Results Plan.

    The Pay-for-Results Plan permits the Compensation Committee to designate a portion of the annual cash compensation planned for certain executive officers as variable pay. Under the Pay-for-Results Plan, the percentage of the targeted variable amount to be paid was dependent upon the degree to which performance metrics defined on a semi-annual basis were met. In November 1999 and May 2000, the Compensation Committee established the performance metrics for the first and second halves of fiscal year 2000, respectively. These metrics varied for each participant, but at least a portion of each person's pay was dependent on Company-wide revenue and net profit metrics. For the following periods in fiscal year 2000, the Compensation Committee determined that the following variable compensation for the named executive officers other than the chief executive officer had been earned:

                                                   NOV. 1. 1999--     MAY 1--OCT 31,
                                                  APR. 30, 2000 ($)      2000 ($)
                                                   (1ST HALF FY00)    (2ND HALF FY00)
                                                  -----------------   ---------------
Robert P. Wayman................................      $402,633              $0
Carolyn M. Ticknor..............................       273,900               0
Duane E. Zitzner................................       273,900               0
Ann M. Livermore................................       273,900               0
Antonio M. Perez................................       273,900               0

    For fiscal year 2000, pursuant to the terms of her employment contract, Ms. Fiorina was entitled to receive a minimum guaranteed bonus of $1,250,000. During the second half of fiscal year 2000, Ms. Fiorina received a prorated portion of the minimum annual guaranteed bonus, or $625,000, in accordance with normal payroll practices. In light of the Company falling short of meeting its net profit objectives for the second half of fiscal year 2000, resulting in no payout to the other named executive officers and Executive Council members, Ms. Fiorina initiated a dialogue with the Compensation Committee and recommended that her guaranteed bonus for the second half of fiscal year 2000 be zero. The Compensation Committee agreed with Ms. Fiorina's recommendation and modified Ms. Fiorina's FY2001 bonus opportunity by reducing it by $625,000. In the first half of fiscal year 2000, the Compensation Committee determined that Ms. Fiorina earned a short-term bonus of $1,141,250.

    During fiscal years 1999 and 1998, the cash profit-sharing plan was available to all employees of HP. Under the cash profit-sharing plan, a portion of HP's earnings for each half of its fiscal year was paid to all employees. The amount paid was based upon HP's performance as measured by return on assets and revenue growth. The amounts shown in this column which are not associated with bonuses payable under the Pay-for-Results Plan are payments pursuant to the cash profit-sharing plan.

(5) For Ms. Fiorina, in fiscal year 2000 this column includes $105,657 for the incremental cost of Company-required personal use of corporate aircraft, $83,290 in tax reimbursements, and certain other perquisites. The other named executive officers did not have perquisites and personal benefits in excess of reporting thresholds, but did receive tax reimbursements in the following amounts during fiscal year 2000: Mr. Wayman, $4,612, Ms. Ticknor, $16,915, Mr. Zitzner, $5,143, Ms. Livermore, $36,101 and Mr. Perez, $1,232.

(6) The amounts disclosed in this column reflect for fiscal years 2000, 1999, and 1998 the dollar values of (a) performance-based restricted stock granted to the named executive officers other than Ms. Fiorina, (b) time-based restricted stock granted to Ms. Ticknor, Mr. Zitzner, Ms. Livermore and
    Mr. Perez, (c) employment/transition agreement awards granted to the named executive officers in 1999, and (d) HP common stock that HP contributed under its existing Employee Stock Purchase Plan (the "ESPP") as a match for every two shares purchased by the named executive officers during the applicable fiscal years, as follows:

                           PERFORMANCE-BASED           TIME-BASED            EMPLOYMENT/TRANSITION       EMPLOYEE STOCK
                           RESTRICTED STOCK         RESTRICTED STOCK           AGREEMENT AWARDS           PURCHASE PLAN
                                #SHARES                 # SHARES                   # SHARES                 # SHARES
NAME                          ($ AMOUNT)               ($ AMOUNT)                 ($ AMOUNT)               ($ AMOUNT)
----                      -------------------      -------------------      -----------------------      ---------------
Carleton S. Fiorina
  2000..................
  1999..................                                                     1,486,336 ($65,557,400)
  1998..................
Robert P. Wayman
  2000..................                                                                                   842  ($41,048)
  1999..................   23,062   ($532,710)                                  98,148  ($3,614,754)     1,896  ($61,376)
  1998..................   51,252 ($1,235,000)                                                           1,329  ($54,516)
Carolyn M. Ticknor
  2000..................                                                                                   590  ($28,706)
  1999..................   15,374   ($355,140)                                  40,898  ($1,506,305)     1,096  ($35,643)
  1998..................                           47,408  ($1,155,175)                                    756  ($29,850)
Duane E. Zitzner
  2000..................                                                                                   544  ($26,522)
  1999..................   10,250   ($236,760)                                  31,622  ($1,164,649)       818  ($26,593)
  1998..................                           51,252  ($1,247,800)                                    589  ($22,748)
Ann M. Livermore
  2000..................                                                                                   504  ($24,540)
  1999..................   17,938   ($414,330)     64,066  ($2,699,250)         42,590  ($1,568,596)       980  ($31,675)
  1998..................                           76,876  ($1,871,700)                                    595  ($23,201)
Antonio M. Perez
  2000..................                                                                                   516  ($25,720)
  1999..................   10,250   ($236,760)                                  28,008  ($1,031,573)     1,018  ($33,041)
  1998..................                            38,438   ($926,250)                                    716  ($28,120)

    As shown above, in connection with her employment as President and Chief Executive Officer, during fiscal year 1999 Ms. Fiorina received 743,168 shares of restricted stock and 743,168 shares of restricted stock units which vest annually over a three-year period with an aggregate value of $65,557,400 at the time of grant. These shares were provided in order to compensate her partially for stock and options that she forfeited upon the termination of her employment with Lucent Technologies, Inc. and are reflected in this column. Ms. Fiorina's employment arrangements are described more fully under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

    The performance-based restricted stock shown above vests only to the extent that HP achieves stated performance goals with respect to earnings per share and return on assets over a three-year period ending October 31, 2002, and 2001 for the performance-based restricted stock granted in fiscal years 1999 and 1998, respectively, and vests at the end of the three-year period. The time-based restricted shares granted to each of Ms. Ticknor, Mr. Zitzner, Ms. Livermore and Mr. Perez is not subject to performance-based goals and vests at the end of a three-year period. The employment/transition agreement awards granted to Mr. Wayman, Ms. Ticknor, Mr. Zitzner, Ms. Livermore and Mr. Perez in

    1999 were based on an Employment or Transition Agreement with each named executive officer, as described more fully in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The amounts set forth above for restricted stock awards (other than for the ESPP) are based on the average stock price for HP common stock on the date of grant.

    The ESPP is a broad-based plan which is available to all HP employees. Under the terms of the ESPP in effect during the fiscal years shown, matching shares were provided that vest two years after HP's contributions, which occur on a rolling fiscal quarter basis, and are subject to forfeiture during the two-year period in the event of termination or certain other events. The ESPP was replaced with a new ESPP effective November 1, 2000 that will not provide matching shares in the future.

    At the end of fiscal year 2000, the aggregate share amount and dollar value of the restricted stock (and, in the case of Ms. Fiorina, restricted stock units) held by the named executive officers was as follows:

                                                  NUMBER OF SHARES     $ VALUE
                                                  ----------------   -----------
Carleton S. Fiorina.............................     1,244,278       $57,858,927
Robert P. Wayman................................        77,052         3,582,918
Carolyn M. Ticknor..............................       136,116         6,329,394
Duane E. Zitzner................................       112,424         5,227,716
Ann M. Livermore................................       213,204         9,913,986
Antonio M. Perez................................       111,544         5,186,796

    The named executive officers receive non-preferential dividends on restricted shares held by them.

(7) In November 2000, the Compensation Committee reviewed the results for the three-year performance period ended October 31, 2000 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1998 had been exceeded. Therefore, a 25% bonus to the restricted stock granted to Mr. Wayman in 1998 was made and the value of this bonus is reflected in the LTIP Payouts column in fiscal year 2000 based upon the value of HP stock as of the date of the grant in fiscal year 1998.

    In November 1999, the Compensation Committee reviewed the results for the three-year performance period ended October 31, 1999 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1997 had been met at target. Therefore, no adjustments to the stock grants were made and the amount in the LTIP Payouts column is correspondingly $0.

    In November 1998, the Compensation Committee reviewed the results for the three-year performance period ended October 31, 1998 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1996 had not been met at target. Therefore, Mr. Wayman was required to forfeit 75% of the performance-based restricted stock granted to him in 1996. The value of the forfeiture is reflected in the table above as a negative LTIP pay-out in fiscal year 1998 based upon the value of HP stock as of the date of the grant in fiscal year 1996.

(8) For the named executive officers, this column includes the following payments by HP:

                                                     TERM-LIFE   ACCRUED SICK LEAVE
                                           401(k)    INSURANCE      PAYMENT FOR
NAME                                      (TAXCAP)    PAYMENT    DISCONTINUED PLAN
----                                      --------   ---------   ------------------
Carleton S. Fiorina
  2000..................................   $6,000       $85
  1999..................................        0        24                    N/A

Robert P. Wayman
  2000..................................    6,800        85
  1999..................................    6,400        85               $257,899
  1998..................................    6,400        91

Carolyn M. Ticknor
  2000..................................    6,664        85
  1999..................................    6,400        85                  2,818
  1998..................................    6,192        91

Duane E. Zitzner
  2000..................................    6,800        85
  1999..................................    6,400        85                    N/A
  1998..................................    6,296        91

Ann M. Livermore
  2000..................................    6,000        85
  1999..................................    5,714        85                      0
  1998..................................    5,714        91

Antonio M. Perez
  2000..................................    6,800        85
  1999..................................    6,400        85                      0
  1998..................................    6,400        91

    For Ms. Fiorina, this column also includes a sign-on bonus of $3,000,000 payable in fiscal year 1999 and the following Company-sponsored relocation expenses: $218,104 fiscal 2000 relocation tax reimbursement, $203,520 fiscal 2000 mortgage assistance, $327,557 other fiscal 2000 relocation expenses, $187,500 fiscal 1999 relocation allowance, $156,257 fiscal 1999 relocation tax reimbursement, $36,343 fiscal 1999 mortgage assistance and $171,554 other fiscal 1999 relocation expenses. For Mr. Perez, the balance of this column for fiscal 2000 consists of payments in connection with his retirement.

(9) The amounts described in this column do not include payment by HP on November 1, 1999 of a lump-sum settlement amount for benefits accrued under the Officers Early Retirement Plan (terminated effective November 1, 1999) in the amount of $1,641,169 for Mr. Wayman, $749,320 for Ms. Ticknor, $389,518 for Mr. Zitzner, $280,333 for Ms. Livermore and $795,516 for
    Mr. Perez.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in fiscal year 2000 to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal year 2000.

                           NUMBER OF           % OF TOTAL                         MARKET VALUE
                           SECURITIES           OPTIONS                           ON GRANT DATE
                           UNDERLYING          GRANTED TO                         (IF DIFFERENT
                            OPTIONS           EMPLOYEES IN      EXERCISE PRICE    THAN EXERCISE   EXPIRATION    GRANT DATE PRESENT
         NAME           GRANTED(1)(2)(3)   FISCAL YEAR(3)(4)    ($/SHARE)(3)(5)   PRICE)(1)(3)       DATE          VALUE ($)(6)
         ----           ----------------   ------------------   ---------------   -------------   ----------   --------------------
Carleton S. Fiorina        1,279,842            1.5%               $53.81                         April 2010        $28,669,872
                                 200                                59.58                          June 2010              4,961

Robert P. Wayman             204,774            0.4%                35.13                          Nov. 2010          2,994,742
                              25,618                                26.35            $35.13        Nov. 2010            447,955
                             127,984                                53.81                          Apr. 2010          2,866,983
                                 200                                59.58                          June 2010              4,961

Carolyn M. Ticknor           358,354            1.0%                35.13                          Nov. 2010          5,240,791
                              17,428                                26.35            35.13         Nov. 2010            304,746
                             511,936                                53.81                          Apr. 2010         11,467,931
                                 200                                59.58                          June 2010              4,961

Duane E. Zitzner             358,354            1.2%                35.13                          Nov. 2010          5,240,791
                              17,428                                26.35            35.13         Nov. 2010            304,746
                             639,920                                53.81                          Apr. 2010         14,334,914
                                 200                                59.58                          June 2010              4,961

Ann M. Livermore             255,968            0.9%                35.13                          Nov. 2010          3,743,434
                              17,428                                26.35            35.13         Nov. 2010            304,746
                             511,936                                53.81                          Apr. 2010         11,467,931
                                 200                                59.58                          June 2010              4,961

Antonio M. Perez             358,354            0.4%                35.13                          Nov. 2010          5,240,791
                              17,428                                26.35            35.13         Nov. 2010            304,746
                                 200                                59.58                          June 2010              4,961

------------------------

(1) In November 1999, all named executive officers other than Ms. Fiorina received performance-based discounted option grants covering a three-year performance cycle in the following amounts: Mr. Wayman, 25,618; and Ms. Ticknor, Mr. Zitzner, and Ms. Livermore and Mr. Perez, 17,428 each. The options will vest only to the extent that HP achieves stated performance goals based on total shareowner return relative to a peer Company index. If HP exceeds stated performance goals, additional options many be granted with respect to the performance period. If performance goals are not met, forfeiture of previously granted discounted options may be required. In addition, all named executive officers, as well as all other employees as of June 5, 2000, received a reinvention grant of 200 shares which are exercisable 100% after five years or 100% immediately if HP's stock price stays at or above 175% of the grant price for 20 consecutive business days. All other options granted in fiscal 2000 are exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year.

(2) All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vests upon a change of control of HP (see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements").

(3) Options outstanding on May 2, 2000 (the record date with respect to the distribution of Agilent shares) have been adjusted in order to restore their intrinsic value for the impact of HP's common stock market value from the Agilent Technologies, Inc. spin-off, and exercise prices were correspondingly decreased. All option amounts, exercise prices and market values have also been adjusted to reflect the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

(4) HP granted options to purchase approximately 85,412,000 shares (on an adjusted basis) to employees in fiscal year 2000. The percentages shown are aggregated to reflect all grants to named executive officers in fiscal year 2000.

(5) The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions. Unless otherwise indicated, the exercise price is the fair market value on the date of grant.

(6) HP used a modified Black-Scholes model of option valuation to determine grant date present value. HP does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named officers are based on a seven-year option term, which reflects HP's experience that its options, on average, are exercised within seven years of grant. Other assumptions used for the valuations are: risk free rate of return of 6.88%; annual dividend yield of 0.7%; and volatility of 34%. The resulting values are reduced by 9.5% to reflect HP's experience with forfeitures.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal year 2000 by each of the named executive officers and the values of each of such officer's unexercised options at October 31, 2000. There were no stock appreciation rights exercised or outstanding.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                          NUMBER OF                    OPTIONS AT FISCAL YEAR-     MONEY OPTIONS AT FISCAL YEAR-
                           SHARES                             END(1)(2)                       END(3)
                         ACQUIRED ON      VALUE      ---------------------------   -----------------------------
         NAME            EXERCISE(1)    REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -------------   -------------
Carleton S. Fiorina....          0               0     383,952       2,431,900      $   898,449     $ 2,695,323
Robert P. Wayman.......    387,794     $19,041,884     604,708         697,732       18,388,651      10,759,120
Carolyn M. Ticknor.....     30,716       1,397,824     127,982       1,131,086        3,072,783      10,125,860
Duane E. Zitzner.......     40,510       2,203,095     159,017       1,230,595        4,580,806       9,447,559
Ann M. Livermore.......     26,874       1,592,640     144,364       1,003,104        3,725,586       8,346,179
Antonio M. Perez.......    131,818       4,922,503           2         564,118               50       8,834,960

------------------------

(1) Options outstanding on May 2, 2000 (the record date with respect to the distribution of Agilent shares) were adjusted in order to restore their intrinsic value for the impact of HP's common stock market value from the Agilent Technologies, Inc. spin-off, and exercise prices were correspondingly decreased. Holders of options that were exercised prior to May 2, 2000 received shares of Agilent Technologies in connection with the spin-off. However, for consistency of presentation and in order to reflect the economic value of the options exercised prior to the record date, such option amounts have been adjusted on a pro forma basis consistent with the adjustment to options that had not been exercised prior to the record date. All option amounts have also been adjusted to reflect the two-for-one stock split in the form of a stock dividend effective October 27, 2000.

(2) All or a portion of the unvested portion of these options vests in connection with certain terminations of employment. In addition, 50% of Ms. Fiorina's then unvested options vest upon a change of control of HP (see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements").

(3) The value of unexercised options is based upon the difference between the exercise price and the closing market price on October 31, 2000, which was $46.50.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    HP entered into an employment agreement with Ms. Fiorina, President and Chief Executive Officer of HP, as of July 17, 1999. The agreement provides for an initial base salary of $1,000,000 per year. It also provides for a targeted annual incentive award of $1,250,000 per year, with an opportunity to earn up to an additional $2,500,000 per year in annual variable compensation. This variable pay is guaranteed at target for the 2000 fiscal year and was prorated at the target level for the portion of the 1999 fiscal year during which Ms. Fiorina was employed. Ms. Fiorina is entitled to participate at a level commensurate with her position in all HP employee benefit programs and equity plans and is also entitled to all perquisites that other senior executives are entitled to receive and as are otherwise suitable to her position.

    In accordance with her employment agreement, Ms. Fiorina was also granted HP restricted stock, HP restricted stock units and HP non-qualified stock options in order to compensate her for stock and options that she forfeited upon the termination of her employment with Lucent Technologies and that were scheduled to vest in the short-term. Details of these grants follow:

        1. Ms. Fiorina was granted 743,168 shares (as adjusted to reflect the distribution of shares of Agilent Technologies and the two-for-one stock split) of HP restricted stock. Subject to earlier vesting, as described below, and continued employment, the restricted stock vests one-third per year on each anniversary date of employment.

        2. Ms. Fiorina was also granted 743,168 shares (on an adjusted basis) of HP restricted stock units. Subject to earlier vesting, as described below, and continued employment, the restricted stock units vest one-third per year on each anniversary date of employment. Payment of the restricted stock units will occur on the first to occur of the fifth anniversary of employment, the date of any termination of employment or a change of control of HP, whether by merger or asset sale or acquisition of 35% or more of HP's voting securities.

        3. Ms. Fiorina was granted an option to purchase, within 10 years, 1,535,810 shares (on an adjusted basis) of HP common stock at a purchase price of $44.16 per share (on an adjusted basis). Subject to earlier vesting, as described below, and continued employment, such options will vest as to 25% of the shares on each anniversary of employment.

    As part of her employment agreement, HP also agreed to pay Ms. Fiorina a lump-sum hiring bonus of $3,000,000, reduced by any annual cash bonus she received from Lucent Technologies for its fiscal year ending September 30, 1999. Ms. Fiorina's employment agreement also provided for specified relocation benefits and paid time off.

    In the event that Ms. Fiorina's employment is terminated involuntarily other than for cause, death or disability, or if Ms. Fiorina terminates her employment for good reason (generally a reduction in Ms. Fiorina's responsibilities or compensation, breach by HP of its obligations under the employment agreement, or failure to appoint Ms. Fiorina to the Board), then Ms. Fiorina will receive her accrued benefits, prorated bonus, her guaranteed bonus for fiscal years 1999 and 2000 to the extent not previously paid, a severance amount of two times her base salary and target variable pay payable over a 24-month period, a two-year continuation of all welfare plans, full vesting of restricted stock and restricted stock units, and 50% vesting of all unvested stock options. However, if Ms. Fiorina's employment is terminated in contemplation of, at the time of, or within two years after a change in control of HP, then she will receive instead a severance amount of three times her base salary and specified variable pay payable on a lump-sum basis, a three-year continuation of all welfare plans, and 100% vesting of all unvested stock options.

    In the event of a change of control of HP, all restricted stock and unvested restricted stock units she holds will fully vest, and 50% of all unvested options she holds will fully vest. Payments to Ms. Fiorina in connection with a change in control will be increased to offset the effects of any golden parachute excise taxes payable with respect to such payments.

    As a condition to receiving severance and other benefits in connection with a termination of her employment, Ms. Fiorina agreed to execute a release in favor of HP and agreed that, during and for 24 months following her employment with HP, she will not render services to certain companies and will not solicit employees of HP or violate the confidentiality agreement she entered into with HP.

    In connection with the realignment of HP and the search for a new Chief Executive Officer, the Board adopted the Hewlett-Packard Company Executive Transition Program (the "Program") to provide certain key employees of HP (including Ms. Ticknor, Mr. Zitzner, Ms. Livermore, and Mr. Perez) with financial security and incentives to remain with HP. The Program specifies that, until the second anniversary date of the effective date of the Program (the "Transition Period"), HP will provide the Program participants with a base salary and target pay in accordance with the 1999 Variable Pay Plan and eligibility to participate in HP's equity programs, benefit programs and executive compensation programs. In addition, the Program participants will receive protection of their existing retirement benefits during the Transition Period. In the event that a Program participant is terminated involuntarily other than for cause or if the participant terminates his or her employment as a result of constructive termination (generally a reduction in the participant's compensation or a material reduction in his or her benefits) or the participant is terminated due to his or her disability, then the participant will receive a severance payment equal to the participant's annualized base pay plus target variable pay multiplied by a severance payment factor specified in the participant's notice of participation. For the named executive officers covered by the Program, the severance payment factor is 1.5. Pursuant to the Program, the following named executive officers received special restricted stock awards which will vest in full in May 2001 in the following amounts (on an adjusted basis): Ms. Ticknor, 40,898 shares, Mr. Zitzner, 31,622 shares, Ms. Livermore, 42,590 shares, and Mr. Perez, 28,008 shares. Participants will also receive full vesting of any stock options held and of restricted stock not subject to performance criteria, partial vesting of restricted stock subject to performance criteria, financial counseling benefits for one year and other benefits that may be specified on the notice of participation. As a condition to receiving severance and other benefits in connection with a termination of employment, participants must execute a release in favor of HP and refrain from competing with HP or soliciting its employees.

    HP also entered into an employment agreement with Mr. Wayman as of May 20, 1999 for his employment as Executive Vice President, Finance and Administration and Chief Financial Officer. The agreement provides for an initial base salary of $930,000 per year and variable compensation of $270,000 per year. Pursuant to the agreement, Mr. Wayman receives protection of his existing retirement arrangements and a special restricted stock award of 98,148 shares (on an adjusted basis), corresponding to three times his targeted cash compensation divided by the fair market value of HP common stock as of the date of grant. These shares will vest upon a termination of Mr. Wayman's employment by HP other than for cause or by Mr. Wayman as a result of constructive termination (generally a reduction in Mr. Wayman's compensation, a material reduction in his benefits or HP's failure to retain Mr. Wayman as its Executive Vice President, Finance and Administration and Chief Financial Officer) or the distribution of shares in Agilent Technologies to HP shareowners prior to May 20, 2001 (any of the foregoing, a "Vesting Event"). Upon the occurrence of a Vesting Event, Mr. Wayman will also receive full vesting of any stock options held, partial vesting of other restricted stock held, financial counseling benefits for one year and other retiree benefits. Payments by HP to Mr. Wayman under the agreement or otherwise will be increased to offset the effects of any golden parachute excise taxes payable with respect to such payments. As a condition to receiving severance and other benefits under the agreement, Mr. Wayman agreed to execute a release in favor of HP and agreed that, for 18 months following the termination of his employment with HP, he will not compete with HP, solicit its employees, or violate his confidentiality obligations to HP.

                                 PENSION PLANS

    The following table shows the estimated annual benefits payable upon retirement to HP employees in the United States under the Company's Deferred Profit-Sharing Plan (the "Deferred Plan") and the Company's Retirement Plan (the "Retirement Plan"), as well as the Company's Excess Benefit Retirement Plan (the "Excess Benefit Plan").

                   ESTIMATED ANNUAL RETIREMENT BENEFITS(1)(2)

       HIGHEST
      FIVE-YEAR                       YEARS OF SERVICE
       AVERAGE          ---------------------------------------------
    COMPENSATION           15         20          25           30
---------------------   --------   --------   ----------   ----------
     $  400,000         $ 86,851   $115,801   $  144,751   $  173,701

        500,000          109,351    145,801      182,251      218,701

        600,000          131,851    175,801      219,751      263,701

        700,000          154,351    205,801      257,251      308,701

        800,000          176,851    235,801      294,751      353,701

        900,000          199,351    265,801      332,251      398,701

      1,000,000          221,851    295,801      369,751      443,701

      1,100,000          244,351    325,801      407,251      488,701

      1,200,000          266,851    355,801      444,751      533,701

      1,300,000          289,351    385,801      482,251      578,701

      1,400,000          311,851    415,801      519,751      623,701

      1,500,000          334,351    445,801      557,251      668,701

      1,600,000          356,851    475,801      594,751      713,701

      1,700,000          379,351    505,801      632,251      758,701

      1,800,000          401,851    535,801      669,751      803,701

      1,900,000          424,351    565,801      707,251      848,701

      2,000,000          446,851    595,801      744,751      893,701

      2,100,000          469,351    625,801      782,251      938,701

      2,200,000          491,851    655,801      819,751      983,701

      2,300,000          514,351    685,801      857,251    1,073,701

      2,400,000          536,851    715,801      894,751    1,073,701

      2,500,000          559,351    745,801      932,251    1,118,701

      2,600,000          581,851    775,801      969,751    1,163,701

      2,700,000          604,351    805,801    1,007,251    1,208,701

      2,800,000          626,851    835,801    1,044,751    1,253,701

      2,900,000          649,351    865,801    1,082,251    1,298,701

      3,000,000          671,851    895,801    1,119,751    1,343,701

------------------------

(1) Amounts exceeding $140,000 (as adjusted from time to time by the Internal Revenue Service) would be paid pursuant to the Excess Benefit Plan.

(2) No more than $170,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

    The compensation covered by the plans whose benefits are summarized in the table above equals base pay. The covered compensation for each of the named executive officers is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation Table. Benefits payable upon retirement will be based on the total of the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table.

    Officers named in the Summary Compensation Table have been credited with the following years of service: Ms. Fiorina, one year; Mr. Wayman, 31 years;
Ms. Ticknor, 23 years; Mr. Zitzner, 11 years; Ms. Livermore, 18 years and
Mr. Perez, 7 years. In addition, Mr. Perez has been credited with 19 years of service under the pension plan of Hewlett-Packard Espanola S.A. Pursuant to the terms of HP's international retirement guarantee program, Mr. Perez is also entitled to receive a lump-sum benefit payout of the present value of the difference between (1) what he would have received under the pension plan of Hewlett-Packard Espanola S.A. had he remained in Spain for his 26 years of service and (2) the amounts which he will actually receive under HP's Spanish and U.S. retirement programs.

    Retirement benefits shown are payable at age 65 in the form of a single life annuity to the employee and reflect the maximum offset allowance currently in effect under Section 401(l) of the Internal Revenue Code, to compute the offset for such benefits under the plans. For purposes of calculating the benefit, an employee may not be credited with more than 30 years of service.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    HP's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected corporate officers. The Committee has furnished the following report on executive compensation for fiscal year 2000.

EXECUTIVE COMPENSATION PHILOSOPHY

    The executive compensation Total Rewards program was developed with the overall idea of encouraging and supporting the behaviors that enable HP to compete as a Company of integrated, fast-moving teams. It is designed to inspire and reward superior performance by executives, business units and HP, and to include executives in the success of HP. The executive compensation Total Rewards program has a goal of providing executives with base pay, short-term and long-term incentives and benefits.

    THE GUIDING PRINCIPLES BEHIND TOTAL REWARDS ARE AS FOLLOWS:

    - Measure success against external benchmarks

    - Reward aspirational performance

    - Recognize individual achievement

    - Promote employee ownership in the Company

    - Attract and retain top talent

    - Balance risk and reward

EXECUTIVE COMPENSATION PRACTICES

    Each year, we survey the executive compensation practices of approximately fifty companies, 50% of which are in the S&P High Technology Composite Index and the remaining 50% of which are Fortune 100 companies which are included within the S&P 500 Index. Our practice is to target our Total Rewards program for executive compensation at the 50th percentile of equivalent programs of surveyed companies.

COMPONENTS OF EXECUTIVE COMPENSATION

    The Total Rewards compensation program for executive officers consists of the following four components: base pay, short-term bonus, long-term incentives, and benefits.

BASE PAY

    Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on (1) a compensation range which corresponds to the executive's job responsibilities and (2) the executive officer's overall individual job performance.

SHORT-TERM BONUS/VARIABLE PAY

    Total Rewards marks a significant shift in how we pay our employees, with a greater emphasis on results-oriented variable pay. We have made changes to our short-term bonus plans--Pay-for-Results (which applies to the named executive officers and other high-level employees) and Cash Profit Sharing (which applies to all employees except those participating in the Pay-for-Results Plan)--to ensure they focus on matching reward with results.

    The philosophy is simple: a basic reward for reaching minimally acceptable goals--the performance that meets the expectations of customers and shareowners. And a considerable upside for reaching our aspirational goals--the performance that sets the standard and leads the market. To balance reward with risk, if HP does not meet its minimum goals in a given half, there could be no bonus payout at all.

       [GRAPHIC REPRESENTING THRESHOLD, TARGET AND ASPIRATIONAL LEVELS OF PERFORMANCE, CORRELATING GREATER PERFORMANCE WITH GREATER REWARD]

    WE ARE SETTING OUR METRICS BASED ON THREE LEVELS OF PERFORMANCE:
      - THRESHOLD (A LEVEL OF PERFORMANCE THAT MEETS THE EXPECTATIONS OF OUR CUSTOMERS AND OUR SHAREOWNERS)
      - TARGET (A HIGHER LEVEL OF PERFORMANCE THAN THRESHOLD PERFORMANCE)
      - ASPIRATIONAL (PERFORMANCE THAT SETS THE STANDARD AND LEADS THE
    MARKET)
    THE INTENT IS TO ENCOURAGE US TO ASPIRE TO GREATER PERFORMANCE.

    Pay-for-Results

    During fiscal year 2000, our named executive officers participated in the Pay-for-Results Plan. This is a variable pay plan that links individual, business organization, and Company performance directly to compensation. Pay-for-Results encourages executives to make significant contributions toward the Company's top-line revenue and bottom-line net profit. The program also ensures that there is a clear and consistent framework in which achievement is measured. The performance metrics for fiscal year 2000 were HP and business unit revenue and net profit dollars.

    In fiscal year 2000, a portion of the executive's cash compensation was placed "at risk" dependent on Company and business unit results. The short-term bonus amount that was "at risk" for the named executive officers was the greater of: (a) approximately 50% of salary or (b) 100% of every dollar above salary that exceeded $1 million.

Depending upon the achievement of pre-determined performance metrics, we awarded executives between 0 and 300% of the targeted short-term bonus. This plan pays out semi-annually when performance targets are achieved. Ms. Fiorina's bonus was determined pursuant to the terms of her employment contract as described under the Compensation for the Chief Executive Officer section of this report.

    Cash Profit Sharing

    In fiscal year 2000, a portion of HP's profits was awarded to all employees, excluding our named executive officers and other participants in the Pay-for-Results Plan, who had been employed continuously for at least six months. The cash profit sharing bonus percentage was determined using a formula which combines a percentage of HP's return on assets with a percentage of its revenue growth.

    In fiscal year 2001, the cash profit sharing program will be replaced with the Company Performance Bonus. The plan will be available to all employees with the exception of those who participate in the Pay-for-Results plan. This plan will extend variable pay to all levels of HP and links individual compensation to the Company's overall results.

LONG-TERM INCENTIVES

    The long-term incentive program is designed to encourage creation of long-term value for our shareowners and equity ownership by our executives. The program consists of stock options for our executives. During fiscal year 2000, we made stock option grants to executive officers under HP's 1995 Incentive Stock Plan and the 2000 Stock Plan. Each grant allows the officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period, continued employment with HP, and terms of employment contracts (if applicable). These shares may be acquired at a fixed price per share (the fair market value on the grant date) over a ten-year period. Individual and business unit performance determine an executive's grant amount. In addition, in fiscal year 2000, each of the named executive officers other than Ms. Fiorina received a discounted option grant, covering a three-year performance cycle, as described under footnote 1 to the table entitled "Option Grants in Last Fiscal Year."

    Stock Ownership Guidelines

    Our stock ownership guidelines are designed to increase the executive's equity stake in HP and more closely align his or her interests with those of our shareowners. The guidelines provide that the Chairman, President and CEO should attain an investment position in HP's stock equal to five times her targeted cash compensation and all other executive officers should attain an investment position equal to three times their targeted cash compensation.

BENEFITS

    The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical to the given country in which HP operates. In addition, through the benefits survey process, benefits offered by competitors as well as benefits that set HP apart as an employer may be incorporated into the benefits package. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit. In fiscal year 2000, an executive's short-term bonus was placed "at risk" pursuant to the 2000 Pay-for-Results Plan.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    Ms. Fiorina has been President and CEO of HP since joining the Company on July 17, 1999, and Chairman of the Board since September 22, 2000. All aspects of Ms. Fiorina's fiscal year 2000 compensation were governed by her employment agreement, which followed the general principles of the Company's executive compensation Total

Rewards program described above with the exception of her guaranteed short-term bonus.

BASE PAY

    For fiscal year 2000, Ms. Fiorina received a base pay of $1,000,000, pursuant to the terms of her employment contract.

SHORT-TERM BONUS

    For fiscal year 2000, pursuant to the terms of her employment contract, Ms. Fiorina was entitled to receive a minimum guaranteed short-term bonus of $1,250,000. During the second half of fiscal year 2000, Ms. Fiorina received a prorated portion of the minimum annual guaranteed amount, or $625,000, in accordance with normal payroll practices. In light of the Company falling short of meeting its net profit objectives for the second half of fiscal year 2000, resulting in no payout to the other named executive officers and Executive Council members, Ms. Fiorina initiated a dialogue with the Compensation Committee and recommended her guaranteed bonus for the second half of fiscal year 2000 be zero. The Compensation Committee agreed with Ms. Fiorina's recommendation and modified Ms. Fiorina's FY2001 bonus opportunity by reducing it by $625,000. In the first half of fiscal year 2000, the Compensation Committee determined that Ms. Fiorina earned $1,141,250 for her short-term bonus.

LONG-TERM INCENTIVES--STOCK OPTIONS

    In a mid-year review in April 2000, the Compensation Committee reviewed the progress Ms. Fiorina had made against the goals to reinvent the Company. They reviewed her objectives of setting a clear vision and strategy, and her ability to provide the leadership to deliver results. Based on this review, the Compensation Committee determined that Ms. Fiorina had made significant progress and contributions in all of these areas. The Compensation Committee granted
Ms. Fiorina an option to purchase 500,000 shares of HP common stock with an exercise price equal to the fair market value of HP common stock on the date of grant. After adjusting for the Agilent Technologies distribution and the two-for-one stock split, the award reflects 1,279,842 non-qualified stock options.

COMPENSATION COMMITTEE

Phillip M. Condit, Chair
Sam Ginn
Walter B. Hewlett
Susan P. Orr

                            STOCK PERFORMANCE GRAPHS

    The graphs below show the cumulative total shareowner return assuming the investment of $100 on the date specified for each graph (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P Technology Sector Index and a peer group.(1) The distribution of shares of Agilent Technologies to HP shareowners effective June 2, 2000 is treated as a special dividend for purposes of calculating shareowner return.

                          FIVE-YEAR CUMULATIVE RETURN
                    (INVESTMENT OF $100 ON OCTOBER 31, 1994)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         10/95  10/96  10/97  10/98  10/99  10/00
HEWLETT-PACKARD COMPANY   $100    $96   $136   $135   $168   $271
PEER GROUP                $100   $126   $208   $333   $443   $535
S & P 500                 $100   $124   $164   $200   $251   $267
S & P TECHNOLOGY SECTOR   $100   $121   $176   $234   $390   $434

                           ONE-YEAR CUMULATIVE RETURN
                    (INVESTMENT OF $100 ON OCTOBER 31, 1999)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         10/99  1/00  4/00  7/00  10/00
HEWLETT-PACKARD COMPANY   $100  $146  $183  $190   $162
PEER GROUP                $100  $120  $137  $138   $129
S & P 500                 $100  $103  $107  $106   $106
S & P TECHNOLOGY SECTOR   $100  $123  $137  $130   $111

------------------------

(1) The peer group is composed of large companies that we compete with on a worldwide basis in the computing and imaging industry. They are: Apple Computer, Inc., Compaq Computer Corporation, Data General Corporation, Dell Computer Corp., EDS Corporation, EMC Corporation, Gateway, Inc., IBM Corporation, Iomega Corporation, Lexmark International Group Inc., Quantum Corporation, Seagate Technology, Inc., Sun Microsystems, Inc., Unisys Corporation and Xerox Corporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    On September 21, 2000, the Audit Committee of HP's Board of Directors terminated PricewaterhouseCoopers LLP ("PwC") as HP's independent public accountants with respect to the audit of HP's consolidated financial statements for the fiscal year ended October 31, 2000 (the "2000 Audit"). The decision was made because of concerns by both HP and PwC regarding the timing of the completion of the 2000 Audit in light of the potential loss of PwC's independence since HP was in discussion with PwC over a possible acquisition of its global management and information consulting practice (the "Potential Acquisition"). PwC had already ceased all audit work for HP on September 12, 2000. HP subsequently terminated discussions with PwC with respect to the Potential Acquisition because HP and PwC could not reach a mutually acceptable agreement.

    On September 21, 2000, the Audit Committee also selected and appointed
Ernst & Young LLP ("E&Y") to serve as HP's independent public accountants with respect to the 2000 Audit. At that time, HP committed to undertake a more formal evaluation process in selecting independent public accountants with respect to the audit of HP's consolidated financial statements for the fiscal year ending October 31, 2001 (the "2001 Audit"). HP has initiated but has not completed the process of evaluating independent accountants with respect to the 2001 Audit and therefore independent public accountants with respect to the 2001 Audit have not been definitively selected at this time. However, on December 21, 2000, the Audit Committee approved the extension of the appointment of E&Y on an interim basis for the fiscal quarter ended January 31, 2001 with respect to the 2001 Audit until the evaluation process has been completed, which may or may not result in a change to E&Y's existing appointment.

    Neither the report of E&Y with respect to the 2000 Audit nor the reports of PwC with respect to the audits of HP's consolidated financial statements for the fiscal years ended October 31, 1999 or October 31, 1998 contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during HP's fiscal years ended October 31, 1999 and October 31, 1998 and through September 21, 2000 there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to HP's consolidated financial statements, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

    Prior to retaining E&Y with respect to the 2000 Audit, HP consulted with E&Y on various aspects of the Potential Acquisition, including tax and accounting matters related to a variety of preliminary structures for the Potential Acquisition. HP did not consult with PwC on such issues.

    Representatives of both PwC and E&Y are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors of HP serves as the representative of the Board for general oversight of HP's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and HP's Standards of Business Conduct. HP's management has primary responsibility for preparing HP's financial statements and HP's financial reporting process. HP's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of HP's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

    1. The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

    2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

    3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

    4.  Based on the review and discussion referred to in paragraphs
(1) through (3) above, the Audit Committee recommended to the Board of Directors of HP, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended
October 31, 2000, for filing with the Securities and Exchange Commission.

    Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

    The undersigned members of the Audit Committee have submitted this Report to the Audit Committee:

George A. Keyworth II, Chair
Patricia C. Dunn
Richard A. Hackborn
Robert E. Knowling, Jr.

                                               By Order of the Board of Directors,

                                               /s/ Ann O. Baskins
                                               ANN O. BASKINS
                                               Vice President, General
                                               Counsel and Secretary

Dated: January 25, 2001

                                   APPENDIX A
       HEWLETT-PACKARD COMPANY BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") serves as the representative of the Board for general oversight of HP's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and HP's Standards of Business Conduct.

MEMBERSHIP

    The Committee shall consist of at least three directors, each of whom is independent and financially literate and one of whom has accounting or related financial management expertise.

MEETING AND PROCEDURES

    The Committee shall convene at least four times each year. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. Through its activities, the Committee facilitates open communication among directors, independent accountants, the internal audit function and management by meeting in private session regularly with these parties. The Committee shall be given full access to HP's internal auditors, Board Chairman, HP executives and independent accountants.

ROLES AND RESPONSIBILITIES

    The Committee shall:

    1. Review and reassess at least annually the adequacy of this charter and submit the charter for approval of the full board.

    2. Select, evaluate and, where appropriate, replace the independent accountants, who are ultimately accountable to the Committee and the Board.

    3. Annually review and approve the scope of the fiscal year's independent audit and the audit fee.

    4. Review and discuss with the independent accountants their annual written statement delineating all relationships of services between the independent accountants and HP, or any other relationships or services that may impact their objectivity and independence, as well as recommend that the Board take appropriate action in response to the report to satisfy itself of their independence.

    5. Review HP's audited annual financial statements and the independent accountant's opinion thereon. In such review, confer with HP's independent accountants, management and internal auditors and consider the following:

       a) Changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions.

       b) The results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality and consistent application of HP's accounting principles, disclosures and underlying estimates in the financial statements.

       c) The effectiveness and adequacy of HP's internal auditing procedures and the effectiveness and adequacy of financial controls.

    6. Make a recommendation to the Board as to whether the audited financial statements should be included in HP's Annual Report on Form 10-K.

    7. Review with management and the independent accountants, either telephonically or in person, the interim financial statements and results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of HP's accounting principles, disclosures and underlying estimates in the interim financial statements. The Chair of the Committee or another Committee member designated to be the acting Chair may represent the entire Committee for purposes of this review.

    8. Review the qualifications, activities, organizational structure and effectiveness of the internal audit function.

    9. Approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

    10. Review with the Director of Internal Audit and the independent accountants the results of their review of compliance with the laws, regulations and HP's Standards of Business Conduct.

    11. Provide any recommendations, certifications and reports that may be required by the New York Stock Exchange or the Securities and Exchange Commission.

    12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any investigation.

    13. Consider such other matters regarding HP's financial affairs, its control environment, and the internal and independent audits of HP as the Committee, in its discretion, may determine to be advisable.

DIRECTIONS TO
THE FLINT CENTER

FROM SAN FRANCISCO:

Take 280 South to 85 South
towards Gilroy.

Exit at Stevens Creek Blvd.
(1st off-ramp).                                             [MAP]

Turn East (left) onto Stevens
Creek Blvd. (over freeway), then
turn right onto Mary Ave. (2nd light).

Upon entering De Anza College
campus, bear right and follow
signs to parking.

At stop sign turn left.

Parking is available in the parking
structure on your right.

FROM SAN JOSE:

Take 280 North to the De Anza Blvd. exit.

Turn South (left) onto De Anza Blvd. and proceed to Stevens Creek Blvd., turn right onto Stevens Creek then left onto Mary Ave.

Upon entering De Anza College campus, bear right and follow signs to parking.

At stop sign turn left.

Parking is available in the parking structure on your right.

--------------------------------------------------------------------------------


              [HP LOGO]                              [HP LOGO]

    ANNUAL MEETING OF SHAREOWNERS          ANNUAL MEETING OF SHAREOWNERS
Flint Center for the Performing Arts   Flint Center for the Performing Arts
    21250 Stevens Creek Boulevard          21250 Stevens Creek Boulevard
        Cupertino, California                  Cupertino, California
          February 27, 2001                      February 27, 2001
              2:00 P.M.                              2:00 P.M.

              ADMIT ONE                              ADMIT ONE
[5980-434DEN]

                          HEWLETT-PACKARD COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /X/

[                                                                            ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-3
AND AGAINST 4.

1. Election of Directors -- 01-P.M. Condit, 02-P.C. Dunn,
   03-C.S. Fiorina, 04-S. Ginn, 05-R.A. Hackborn, 06-W.B. Hewlett, 07-G.A. Keyworth II, 08-R.E. Knowling, Jr., 09-R.P. Wayman

   _________________________________________________________
   (Except nominee(s) written above)

                      Withhold     For All
            For         All        Except
            / /         / /          / /

2. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares.


            For       Against       Abstain
            / /         / /          / /

3. Proposal to amend the Company's Certificate of Incorporation to decrease the number of directors.


            For       Against       Abstain
            / /         / /          / /

4. Shareowner proposal to request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the described principles in the People's Republic of China.


            For       Against       Abstain
            / /         / /          / /

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3 AND AGAINST ITEM 4.


___________________________ _________________________ Dated: __________, 2001
Signature                   Signature

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

-------------------------------------------------------------------------------

                           DETACH PROXY CARD HERE

CONTROL NUMBER

                                                                  [HP LOGO]

            YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

   QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

HEWLETT-PACKARD COMPANY encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2001 proxy statement and accompanying materials and then follow these easy steps:

TO VOTE BY PHONE
(U.S. AND CANADA)

Call toll free 1-888-776-5651 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Enter the 6-digit CONTROL NUMBER located above.

Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1

           When asked, please confirm your vote by pressing 1

Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET
(WORLDWIDE)

Go to the following Website:

www.computershare.com/us/proxy

Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.

Follow the simple instructions on the screen.

   If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                            THANK YOU FOR VOTING!


5545--HEWLETT-PACKARD COMPANY

[HP LOGO]                                                              PROXY

                           HEWLETT-PACKARD COMPANY

              ANNUAL MEETING OF SHAREOWNERS -- FEBRUARY 27, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Carleton S. Fiorina and Ann O. Baskins and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Hewlett-Packard Company held of record by the undersigned on December 29, 2000, at the annual meeting of shareowners to be held on Tuesday, February 27, 2001, or any adjournment thereof.

     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-------------------------------------------------------------------------------


Dear Shareowner:

    On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

    Thank you for your attention to these matters.

                                       HEWLETT-PACKARD COMPANY


 5545--HEWLETT-PACKARD COMPANY